EXHIBIT 10.5



                                    AMENDMENT
                                       AND
                              FORBEARANCE AGREEMENT
                              DATED JANUARY 8, 2002

                       AMENDMENT AND FORBEARANCE AGREEMENT

      This Amendment and Forbearance Agreement ("Amendment" or "Agreement") is entered into on this ___ day of_________, 2002, at Reno, Nevada, by and between ____________, referred to in this Amendment as "Creditor," and Chapeau, Inc., d/b/a BluePoint Energy Products, Inc., of Reno, Nevada, referred to in this Amendment as "Company."
      The foregoing individuals and / or entities may be referenced by the term "party" or "parties" in this Agreement where and whenever necessary.

                                R E C I T A L S:

1. WHEREAS, Company executed a promissory note ("Note") dated ___________, in favor of Creditor in the principal sum of ___________ Dollars ($_________); and
2. WHEREAS, the Note is secured by a "Security Agreement" of even date, and also incorporates a Warrant and Subscription Agreement (collectively, "collateral documents") as part of its terms; and
3. WHEREAS, the Note provides, in pertinent part, that interest upon the principal balance due to the Creditor becomes due and payable after a period of 120 days; and
4. WHEREAS, the Company is in Default of the Note's Balance under its terms of repayment; and
5. WHEREAS, pursuant to Paragraph (14) of the Note, the parties wish to amend the Note's repayment terms and structure a delayed repayment plan (forbearance) in consideration of several different repayment terms;
      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Amendment, and intending to be legally bound, the parties agree to the following:

                               C O V E N A N T S:

1.   Amendment.   PURSUANT TO  14 of the "Secured Convertible  Promissory  Note"
     ("Note")  and  its  associated  loan  documents  dated______________,   the
     undersigned, in consideration of the covenants contained herein, and in the original Note, hereby amend the following Note section to reflect the following changes, effective as of the original maturity date of the Note (i.e.,___________).
    A.   Definitions.   All  capitalized terms used but  not  defined  herein
         shall have the meanings assigned to them in the Purchase Agreement.
         The following terms as used in this Note shall have the following meanings:
         "Additional Stock" is defined in Section 8(f)(iv) hereof.
         "Basic  Rate" means a fixed interest rate of Ten percent  (10%)  per annum.
         "Common Stock" is defined in Section 8(a) hereof.
         "Conversion Price" is defined in Section 8(a) hereof.
         "Default Rate" means an interest rate per annum equal to the Basic Rate plus three percent (3%).
         "Loan" means the loan made by Holder to the Company that is evidenced by this Note and any other loan made by Holder to the Company.
         "Loan Documents" means this Note, the Security Documents and any other promissory note evidencing a Loan.
         "Maturity Date" means___________.
         "Obligations"  means  all  principal,  interest  and   other   sums,
         obligations and liabilities of any nature whatsoever which may or shall become due to Holder in accordance with the provisions of this Note, the Security Documents or the other Loan Documents. "Principal Balance" means the outstanding principal balance of this Note from time to time.
     B.  Interest.   Subject to the provisions of this Note  hereinafter  set
         forth, the entire Principal Balance shall bear interest from the date of the Parties Amendment and Forbearance Agreement at the Basic Rate of ten percent (10%) per annum, calculated for the actual number of days elapsed, on the basis of a 360-day year. Interest shall accrue and become payable to the Holder by the Company in six equal installments spaced at 30-day intervals, the first of which shall come due 30 days from the date of this Note's execution, and the last of which shall become due at the maturity
         date.   All  interest on the Principal Balance of  this  Note  shall otherwise  be due and payable in accordance with Section  3  hereof.
         If any payment hereunder would otherwise be due on a day that is not a Business Day, it shall instead be due on the next succeeding Business Day, and such extension of time shall be taken into
         account  in  all  calculations of interest due  hereunder.   If  the
         Company does not pay any amount due hereunder within a ten-day period after the original dates due (contemplated in this Amendment and Forbearance Agreement), such a failure to pay shall constitute
         an  "Event  of  Default."   All outstanding principal  and  interest
         shall be due and payable on the Maturity Date.
     C.  "Success  Fee."   Beginning on the date hereof, and  terminating  at
         5:00 p.m. Pacific Time on the Maturity Date, Holder has the right, at Holder's option, at any time, to receive fully paid and nonassessable shares of Common Stock of the Company. The number of shares of Common Stock to which Holder shall be entitled shall be equal to the result of the following formula:
          (i)  Divide  the Principal Balance (in U.S. Dollars) of this  Note  by
               100,000.
          (ii) Multiply the quotient by 33,000.
               By way of example, if the Principal Balance is $300,000.00, Holder may elect to receive 99,000 shares [($300,000/100,000) x
               33,000 = 99,000].

2. Amendment Integration. This Amendment reflects the only change(s) to be made to the above-referenced documents; any conflicts not otherwise explicitly addressed in the original Note and collateral documents shall be resolved by reference to the same.
3. Repayment Schedule. In consideration of the interest rate change and the repayment schedule change, the Creditor agrees to knowingly and voluntarily waive any damages to which (s)he (it) would have otherwise been entitled under the terms of the original Note and collateral documents, thereby rescinding the Company's current default status for the balance of the time period contemplated by this Agreement.
     A repayment schedule setting forth the amounts due and the dates upon which they are due under the terms of the Agreement is attached hereto as Exhibit "A" and incorporated herein by reference. The Principal Balance, as that term is defined in the original Note and Collateral Documents, shall only accrue interest at the amended basic rate of ten percent (10%) per annum from the date of this Agreement, and Creditor waives the right to any monetary interest to which (s)he (it) would have otherwise been entitled under the original agreement's terms.
4. Warranty of Entire Interest. Each party hereto warrants that no other person or entity has any interest in the claims referred to herein, except as may otherwise be stated, and that (s)he (it) (they) has (have) not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, obligations, or causes of action to which this Agreement refers.

5. Additional Documents. All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect of this Agreement's terms.

6. Construction of Agreement. Each party, having reviewed and discussed this Agreement thoroughly, agrees that any question of construction shall not be resolved by any rule of interpretation providing for interpretation against the drafting party, and that any ambiguity shall not be assumed by a court of competent jurisdiction to be construed for or against any specific party to this Agreement.

7.   Arms-Length  Negotiation.   This  Agreement  is  the  product  of  informed
     negotiations between parties of equal bargaining power, and involves compromises of the parties' previously stated legal positions or rights.

     This Agreement forms the basis for significant legal rights and obligations of the parties executing it. Each party executing this Agreement acknowledges by such execution that (s)he (it) has read the Agreement, been afforded the opportunity to seek legal counsel, and has either obtained separate legal representation or waived her (his) (its) right to do so.

8. No Waiver. No waiver of any provision of this Agreement, or of any rights or obligations of any party to it, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance. Any such waiver shall be effective only in the specific instance and for the specific purpose so stated in such a writing. The failure of any party to this Agreement to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

9. Successors. This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the parties, and likewise extends to all officers, directors, shareholders, agents, employees, and attorneys of each undersigned party.

10. Jurisdiction and Venue. The laws of the State of Nevada shall govern the interpretation and application of this Agreement, without reference to such State's principles of conflicts of law. In the event that any suit is brought arising out of or in connection with this Agreement, the parties consent to the jurisdiction of, and agree that sole venue will lie in, either the California State Superior Court located in Placer County, California.

11.  Notices.   All  notices and communication in connection with the  Agreement shall be mailed or otherwise delivered to the following addresses:

     Originals to:

    A. Guy A. Archbold, Chief Executive Officer, Chapeau, Inc. / BluePoint Energy Products, Inc.; 9525 Windrose Lane; Granite Bay, CA 95746.

    With copy  to:  Craig  G. Christensen, Esq.; 2999 Douglas  Boulevard,  Suite
         185; Roseville, California  95661.


     B.   Creditor:


12. Integration. This Agreement constitutes the entire written expression of the Agreement between the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements, and understandings, whether written or oral, among the parties with respect hereto. Each party acknowledges that (s)he (it) is not entering into this Agreement on the basis of any representations not contained within this document.


13. Modification. This Agreement may only be modified, amended, or otherwise altered by a written instrument mutually signed by all parties.

14. Severability. If any provision or clause of this Agreement is held unenforceable by a court of competent jurisdiction, such a finding shall not impair the validity or enforceability of this Agreement's remaining provisions.

15. Authority. All parties warrant and represent that they are authorized to enter into this Agreement on their own behalf and on behalf of their respective directors, officers, employees, agents, current or former subsidiaries, divisions, affiliates, predecessors-in-interest, successors-in-interest, assigns, and all persons or entities acting through or under any of them, and that they have the legal authority to bind such persons and entities to this Agreement's terms. The parties also represent and warrant that the person whose signature is affixed to this document on behalf of each respective party is authorized to sign this Agreement on behalf of the respective party and has the legal authority to so bind that party.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Specifically, the parties agree that they shall execute this Agreement in two (2) originals or counterparts, with Company to retain one (1) original, and Creditor to retain one (1) original.

16. Attorney Fees. Each party hereto shall bear its own attorneys' fees and costs incurred in connection with this Agreement.

17. Breach. The prevailing party in any action or proceeding to enforce the terms, covenants or conditions of this Agreement, or to procure an adjudication or determination of the rights of the parties, shall be entitled to recover and be awarded her (his) (its) attorney fees and costs incurred in connection with such proceedings or efforts. This shall apply to any arbitration, trial, appeal, bankruptcy or any other proceeding.

18. Headings/Gender/Plurality. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and the pronouns stated in either the masculine, feminine, or the neuter gender shall include the masculine, the feminine and the neuter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


CHAPEAU, INC.


By: ____________________                By:___________________________
   Guy A. Archbold, CEO                 Creditor:





                                   EXHIBIT "A"


Interest       Interest       Interest      Interest     Interest